UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report:  February 26, 2003

(Date of earliest event reported)

INSWEB CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0–26083	94–3220749
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification Number)

11290 Pyrites Way, Suite 200

Gold River, California 95670

(Address of principal executive offices)

(916) 853-3300

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS.

5.1                   Attached hereto as Exhibit 99.1 and incorporated by reference herein is the announcement of InsWeb Corporation’s purchase of 2,241,440 Shares of InsWeb Corporation Common Stock from Intuit Insurance Services, Inc. and SOFTBANK America Inc., as presented in the news release dated February 26, 2003.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)          Exhibits

99.1            News release of InsWeb Corporation’s purchase of 2,241,440 Shares of InsWeb Corporation Common Stock from Intuit Insurance Services, Inc. and SOFTBANK America Inc., dated February 26, 2003.

SIGNATURE

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2003	INSWEB CORPORATION
(Registrant)

/s/ William D. Griffin
William D. Griffin
Chief Financial Officer
(Principal Accounting Officer)